UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2012

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California		94111-2702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

Walnut Purchase Agreement

On May 18, 2012, Diamond Foods, Inc. (“Diamond”) introduced a new standard form of walnut purchase agreement (“Walnut Purchase Agreement”) that it intends to use with growers who renew their walnut sourcing arrangement with Diamond going forward. The Walnut Purchase Agreement provides for Diamond to purchase a grower’s production of walnuts for an initial term of one, two or three years, with the contract automatically renewing for successive one-year terms unless a termination notice is delivered on or before June 1 in the year following a harvest. Under the Walnut Purchase Agreement, Diamond will establish the final purchase price for the grower’s walnut crop by May 1 following a harvest, taking into account any applicable adjustments related to variety, quality, grade, early delivery, volume incentive, suitability for sale as in-shell, shelling quality, insect classification, and other factors. Diamond will pay the purchase price for grower’s walnut crop in four payments based on the schedule set forth below:

First payment: within 14 days after delivery but not earlier than October 1	Approximately 35% of the estimated final price for grower’s crop.

Second payment: by February 15 following delivery	Progress payment.

Third payment: by May 1 following delivery	Final price for grower’s crop will be established by Diamond and approximately 80% of the final price will be paid by this date.

Fourth payment: by June 15 following delivery	Approximately 20% of the final price established by Diamond for a grower’s crop.

The first payment will be based on Diamond’s estimate of the final price at the time of such payment, and the second payment will be a progress payment made in an amount to be determined by Diamond. The third payment and fourth payment will be based on the final price applicable to grower indicated by Diamond.

The full text of the form of Walnut Purchase Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Securities Purchase Agreement

On May 22, 2012, Diamond entered into a Securities Purchase Agreement (“Purchase Agreement”) under which it agreed to issue $225 million aggregate principal amount of 12% Senior Notes due 2020 (“Notes”) and warrants (“Warrants”) to purchase up to an aggregate of 4,420,859 shares of its common stock, par value $0.001 (“Common Stock”) to certain affiliates of Oaktree Capital Management, L.P. (“Purchasers”), for an aggregate purchase price of $218.25 million. Diamond intends to apply the net proceeds of the sale of the Notes and the Warrants to repay $100 million of term loans and approximately $100 million of revolving credit loans under Diamond’s Credit Agreement (as defined below) and to pay transaction expenses.

The Purchase Agreement provides for customary affirmative and negative covenants, including requirements that Diamond (1) maintain a maximum consolidated senior leverage ratio (defined as the ratio of senior indebtedness to EBITDA) of not more than 5.40 to 1.00 on October 30, 2013, reducing over the term of the facility to reach 3.75 to 1.00 on July 31, 2014 and each fiscal quarter thereafter, and (2) maintains a minimum fixed charge coverage ratio (defined as EBITDA minus capital expenditures and cash tax payments, divided by the sum of Diamond’s interest expense, principal payments and dividends) of 1.70 to 1.00 on October 30, 2013 and each fiscal quarter thereafter. The Purchase Agreement also contains covenants, substantially similar to those in Diamond’s Credit Agreement (as defined below) that, among other things, restrict its ability to (1) incur liens on its property, (2) incur indebtedness, (3) make dispositions of assets, (4) acquire other companies and businesses, (5) make investments in companies that are not its subsidiaries and (6) make restricted payments, which could limit Diamond’s ability to pay dividends to holders of its common stock. The Purchase Agreement also provides that the Purchasers shall have certain preemptive rights to purchase additional shares of capital stock in order to maintain their proportionate ownership of Diamond, subject to customary exceptions, upon any proposed issuance by Diamond.

The Purchase Agreement also provides that the Purchasers will have the right to nominate (“Board Nomination Right”) two persons to Diamond’s Board of Directors (“Board”), and that, upon the closing of the transactions contemplated by the Purchase Agreement, Diamond will appoint Matthew Wilson and Dean Hollis to the Board. Mr. Wilson is a Managing Director of Oaktree Capital Management, L.P. in Los Angeles, and leads its principal investments in the food and beverage, retail and consumer products sectors. Mr. Hollis has more than 35 years of business experience across the food, retail and consumer products industries, including serving as President and Chief Operating Officer of ConAgra Foods.

The Board Nomination Right terminates upon the earliest to occur of (a) the Purchasers holding less than 25% of each of the Notes and Warrants, (b) a sale of all or substantially all of Diamond’s assets, (c) a merger, consolidation or similar transaction involving Diamond, (c) such right being waived, and (d) the occurrence of the Walnut Sourcing and Profitability Trigger (as described below, whereupon the holders of the Preferred Stock, as defined below, will be entitled to elect two directors).

The Purchase Agreement also provides that, subject to certain exceptions, the Purchasers and their affiliates are prohibited from acquiring shares of Diamond common stock in excess of 30% of the sum of (a) the number of outstanding shares of Diamond common stock and (b) the number of shares of Diamond common stock issuable on a net exercise of the Warrants, until the later of May 22, 2015, six months after the occurrence of the Walnut Sourcing and Profitability Trigger or six months after Purchasers no longer hold Preferred Stock entitled to designate members for the Board.

The transactions contemplated by the Purchase Agreement are subject to closing conditions and Diamond estimates such transactions will close by the end of May 2012.

The Purchase Agreement is filed as Exhibit 99.2 to this Current Report on Form 8-K.

The Notes

The Notes will accrue interest at 12% per annum, payable quarterly in arrears on March 1, June 1, September 1, and December 1 of each year, beginning on September 1, 2012. Such interest is payable, at Diamond’s option, in cash or in kind until and including the interest payment due June 1, 2014 and thereafter, in cash. If, following the occurrence of the Walnut Sourcing and Profitability Trigger, the Purchasers do not exercise the Exchange (defined below), the interest rate on the Notes will be reduced to 10% per annum. Additionally, the Notes provide for the following:

Walnut Sourcing and Profitability Exchange

If Diamond secures at least 125 million pounds of walnut supply for the 2012 crop year by December 31, 2012 and generates at least $54.4 million of gross profits from sales in the “culinary and retail in-shell” and “total non-retail” categories for the six month period ending January 31, 2013 at a gross margin of no less than 14.9% (“Walnut Sourcing and Profitability Trigger”), all of the Warrants will be cancelled and Oaktree may elect to exchange $75 million in principal amount of the Notes for 750,000 shares of Series A convertible preferred stock of the Company (“Preferred Stock” and such exchange transaction, the “Exchange”) having an aggregate liquidation preference of $75 million.

Prepayment

In addition to the Exchange, the Notes may be prepaid prior to the first anniversary of issuance, in whole but not in part, at a price equal to 101% of the outstanding principal amount of the Notes plus accrued and unpaid interest. Thereafter, the Notes may be prepaid at the following prices:

—	between the first and fourth anniversary of issuance, at a price equal to 112% of par plus accrued and unpaid interest;

—	between the fourth and fifth anniversary of issuance, at a price equal to 106% of par plus accrued and unpaid interest;

—	between the fifth and sixth anniversary of issuance, at a price equal to 103% of par plus accrued and unpaid interest; and

—	between the sixth anniversary and maturity, at a price equal to 100% of par plus accrued and unpaid interest;

provided, however, that if the Exchange occurs, for a period of three years from the closing of the Exchange, if Diamond elects to prepay the Notes outstanding, the prepayment price will be equal to the outstanding principal amount of the Notes plus the greater of (a) 1% of such outstanding principal amount or (b) the excess of (i) the present value on such prepayment date of the prepayment price of the Notes at the third anniversary of the closing of the Exchange plus all required interest payments on the Notes through such date computed using a discount rate equal to the Treasury Rate as of the prepayment date plus 50 basis points over (ii) the outstanding principal amount of the Notes. If, following the occurrence of the Walnut Sourcing and Profitability Trigger, the Purchasers do not exercise the Exchange, the prepayment price for the Notes will be equal to 100% of par plus accrued and unpaid interest.

Change of Control

If a change in control occurs, Diamond will offer to repurchase the Notes at the greater of (i) the applicable prepayment price described under “Prepayment” above and (ii) 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest.

Ranking

The Notes shall rank equal in right of repayment with Diamond’s senior unsecured indebtedness and senior in right of payment to Diamond’s subordinated indebtedness.

Event of Default

The Notes contain customary events of default, including, among others: non-payment of principal, interest or other amounts when due; inaccuracy of representations and warranties; violation of covenants; cross-defaults with certain other indebtedness; certain undischarged judgments; bankruptcy, insolvency or inability to pay debts; and the occurrence of certain events specified by the Employee Retirement Income Security Act of 1974. Upon the occurrence and during the continuance of an event of default, the holders of the Notes may declare the Notes immediately due and payable.

The full text of the form of Note is included in Exhibit B to Exhibit 99.2 to this Current Report on Form 8-K.

The Warrants

Diamond agreed to issue to the Purchasers Warrants to purchase an aggregate of 4,420,859 shares of Common Stock at an exercise price of $10 per share. The Warrants will expire seven years from the date of issuance and will only be exercisable after the earlier of (i) the date when there are less than $75 million of the Notes outstanding, (ii) March 1, 2013, provided the warrants have not been cancelled prior to such date, (iii) the date of a merger, stock sale, asset sale consisting of substantially all of Diamond’s assets, or similar transaction; the dissolution, liquidation, winding up, reorganization, reclassification, or recapitalization of Diamond, and (iv) May 1, 2013, and ending seven years from the date of issuance. The exercise price and number of shares subject to the Warrants are subject to weighted-average anti-dilution adjustment in the event Diamond issues shares of its capital stock for less than the exercise price of the Warrants (subject to customary exceptions). On an acquisition of Diamond, the holders of the Warrants are entitled to elect to receive the then-current Black-Scholes value of the Warrants. If the Walnut Sourcing and Profitability Trigger Exchange occurs, all Warrants will be terminated and surrendered to Diamond. The form of Warrant is included in Exhibit C to Exhibit 99.2 to this Current Report on Form 8-K.

The Preferred Stock

If the Exchange occurs, $75 million in principal amount of the Notes will be exchanged for 750,000 shares of Preferred Stock having an aggregate liquidation preference of $75 million. The Preferred Stock is entitled to a dividend of 10% of issue price per annum, paid quarterly in arrears on March 1, June 1, September 1, and December 1 of each year. Until the second anniversary of issuance, dividends are payable in kind, and are thereafter payable in cash. The holders of Preferred Stock are entitled to elect two directors and cast a number of votes equal to the number of shares of Company common stock into which the shares of Preferred Stock are then convertible. The conversion price is $20.75 and is subject to weighted-average anti-dilution adjustment in the event Diamond issues shares of its capital stock for less than the conversion price (subject to customary exceptions). The material terms of the Preferred Stock are set forth in the Certificate of Designation included in Exhibit E to Exhibit 99.2 to this Current Report on Form 8-K.

Registration Rights Agreement

In connection with the issuance of the Notes and Warrants, Diamond will enter into a registration rights agreement with the Purchasers (“Registration Rights Agreement”). Beginning on the date that is 12 months after Diamond files its Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2012 and subject to certain exceptions, upon a request from the holders of a majority of the registrable Common Stock issuable upon the exercise of the Warrants or conversion of the Series A Preferred Stock (“Registrable Securities”), Diamond has agreed to use its reasonable efforts to cause a registration statement covering the Registrable Securities to be filed. Additionally, if Diamond proposes to register any of its Common Stock in connection with a public offering solely for cash, other than certain customary exclusions, the holders of Registrable Securities may request to be included in such registration. The form of the Registration Rights Agreement is included in Exhibit H to Exhibit 99.2 to this Current Report on Form 8-K.

Amendment to Credit Agreement

Diamond is party to a Credit Agreement (as amended to date, the “Credit Agreement”), dated February 25, 2010, with Bank of America, N.A. (“Bank of America”), as Administrative Agent, Swing Line Lender and L/C Issuer, Barclays Capital, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, and Bank of Montreal, as Joint Syndication Agents, the other lenders party thereto (together with Bank of America, “Lenders”), and Banc of America Securities LLC and Barclays Capital, as Joint Lead Arrangers and Joint Book Managers.

On May 22, 2012, Diamond entered into a Waiver and Third Amendment to the Credit Agreement with Bank of America and certain lenders party to the Credit Agreement (“Third Amendment”). The Third Amendment reduced the size of the credit facility provided under the Credit Agreement, revised the financial covenants to which Diamond is subject under the Credit Agreement, and established new rates of interest for borrowings under the Credit Agreement. Upon the sale of the Notes and Warrants, Diamond will apply $100 million to prepay term loans outstanding under the Credit Agreement, reducing cash payments across all scheduled payments. In addition, Diamond will repay approximately $100 million of revolving credit loans under the Credit Agreement, and the size of the total revolving credit facility will be reduced from $285 to $255 million. The revolving credit facility will be further reduced by another $25 million on July 31, 2013 and another $50 million on January 31, 2014.

In addition, the Third Amendment provides that the financial covenants currently applicable to Diamond (a leverage ratio and fixed charge coverage ratio) will not be applicable until October 31, 2013; at that time, these covenants will become applicable at revised levels set forth in the Third Amendment (initially 4.70:1.00 for the leverage ratio, declining over four quarters to 3.25:1.00 in the quarter ending July 31, 2014 and thereafter, and 2.00:1.00 for the fixed charge coverage ratio). In addition, the Third Amendment includes a new covenant requiring that Diamond have at least $20 million of cash, cash equivalents and revolving credit availability beginning February 1, 2013.

The Third Amendment also amends the definition of “Applicable Rate” under the Credit Agreement (which sets the margin over the London Interbank Offered Rate (“LIBOR”) and Bank of America prime rate at which loans under the Credit Agreement bear interest). Initially, Eurodollar rate loans will bear interest at 5.50% plus the LIBOR for the applicable loan period, and base rate loans will bear interest at the higher of 450 basis points above Bank of America’s prime rate. The LIBOR rate is subject to a LIBOR floor, initially 125 basis points (the “LIBOR Floor”). The margins over LIBOR and the prime rate, and the LIBOR Floor, will decline if and when Diamond achieves reductions in its ratio of senior debt to EBITDA.

The Third Amendment also eliminates the requirement that proceeds of future equity issuances be applied to repay outstanding loans, and waives certain covenants in connection with Diamond’s pending restatement of its financial statements. The Third Amendment is filed as Exhibit 99.3 to this Current Report on Form 8-K.

Rights Agreement Amendment

On May 22, 2012, Diamond and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.), as rights agent, entered into an amendment (“Amendment No. 2”) to the Rights Agreement, dated as of April 29, 2005 (the “Rights Agreement”). Amendment No. 2 provides that the transactions associated with the Purchase Agreement will not trigger the rights issued under the Rights Agreement so long as Purchasers and their affiliates do not beneficially own more than 30% of the Company’s voting stock. Amendment No. 2 is included as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated here by reference.

Item 3.03.	Material Modification of Rights of Security Holders

The information set forth under Item 1.01 is incorporated here by reference.

Item 7.01.	Regulation FD Disclosure

On May 23, 2012, Diamond issued a press release regarding entering into the Purchase Agreement and related transactions (“Press Release”) and prepared a slide presentation (“Slides”). A copy of the Press Release is furnished as Exhibit 99.4 to this Current Report on Form 8-K. A copy of the Slides is furnished as Exhibit 99.5 to this Current Report on Form 8-K.

The information contained in the Press Release and Slides shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of Diamond, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Amendment No. 2 to the Rights Agreement dated May 22, 2012 by and between Diamond Foods, Inc. and Computershare Trust Company, N.A.
99.1	Form of Walnut Purchase Agreement introduced on May 18, 2012
99.2	Securities Purchase Agreement dated May 22, 2012 by and between Diamond Foods, Inc. and the Purchasers
99.3	Waiver and Third Amendment to Credit Agreement dated May 22, 2012 among Diamond Foods, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Barclays Capital, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, and Bank of Montreal, as Joint Syndication Agents, the other lenders party thereto, and Banc of America Securities LLC and Barclays Capital, as Joint Lead Arrangers and Joint Book Managers (filed as Exhibit J to Exhibit 99.2)
99.4	Press Release of Diamond Foods, Inc. dated May 23, 2012
99.5	Slide Presentation dated May 23, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: May 23, 2012	By:	/s/ Stephen E. Kim
	Name:	Stephen E. Kim
	Title:	Senior Vice President, General Counsel and Human Resources